                                                                   Exhibit 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:

We consent to the use of our report dated March 6, 2013, with respect to the consolidated financial statements and supplementary schedules of Minnesota Life Insurance Company and subsidiaries (the Company) and our report dated
April 10, 2013 on the financial statements of Variable Annuity Account included herein andto the reference to our firm as experts under the heading "INDEPENDENT REGISTERED PUBLICACCOUNTING FIRM" in Part B of the Registration Statement.

                               (/s/) KPMG LLP

Minneapolis, MN
September 16, 2013